EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Innovus Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bassam Damaj, principal executive officer and principal financial officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

May 10, 2013	/s/Bassam Damaj
Bassam Damaj, President and Chief Executive Officer
(Principal Executive and Financial Officer)